EXHIBIT 1
GIBOT, WILLENBACHER & CO.
CERTIFIED PUBLIC ACCOUNTANTS
                                                310 EAST SHORE ROAD
                                            GREAT NECK, NEW YORK 11023
                                                TEL: (516) 482-3660
                                                FAX: (516) 482-3665
NEIL A. GIBGOT, CPA
WILLIAM L. MERINGOLO, CPA
JONATHAN G. SHORE, CPA

                      Report of Independent Accountants
                      ---------------------------------

To the Board of Directors of
MH Elite Portfolio of Funds, Inc.

We have audited management's assertion about the compliance of MH Elite Portfolio of Funds, Inc. (the "Company") with the requirements of subsections
(b) and (c) of Rule 17f-2 under the Investment Company Act of 1940 ("the Act") as of May 31, 2002 included in the accompanying Management Statement Regarding Compliance with Certain Provisions of the Investment Company Act of 1940. Management is responsible for the Company's compliance with those requirements. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our audit was conducted in accordance with standards established by the American Institute of Certified Public Accountants and accordingly included examining, on a test basis, evidence about the Company's compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. Our procedures consisted of the following test performed as of May 31, 2002, without prior notice to management:

Trace the positions listed in outside verifications received from the bank and broker to the books and records of the Company and the Custodian.

We believe that our audit provides a reasonable basis for our opinion. Our audit does not provide a legal determination on the Company's compliance with specified requirements.

In our opinion, management's assertion the MH Elite Portfolio of Funds, Inc. was in compliance with the above mentioned provisions of Rule 17f-2 of the Investment Company Act of 1940 as of May 31, 2002 is fairly stated, in all material respects.

This report is intended solely for the information and use of management of MH Elite Portfolio of Funds, Inc. and Securities and Exchange Commission and should not be used for any other purpose.


                                                   Gibot, Willenbacher & Co.
                                                   --------------------------
                                                   GIBGOT, WILLENBACHER & CO.

Great Neck, New York
June 11, 2002